Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 333-205923, 333-145034, 333-196424, 333-168365, 333-253446, 333-83260, 333-115962, and 333-279520 on Form S-8 and Registration Statement No. 333-277579 on Form S-3ASR of our reports dated February 14, 2025, relating to the financial statements of Group 1 Automotive, Inc. and the effectiveness of Group 1 Automotive, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Houston, Texas
February 14, 2025